UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 9, 2010

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 101, Seattle WA 98188

      (Address of principal executive offices)                          (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2010, the Board of Directors of L & L Energy, Inc. (the “Company”) announced the appointment of Norman Y. Mineta as an independent director of the Company’s Board of Directors effective August 4, 2010. Mr. Mineta was the former Secretary of the U.S. Department of Transportation under President George W. Bush and former Secretary of the U.S. Department of Commerce under President Bill Clinton. Previously he served in the U.S. Congress representing California’s 13th and 15th districts. He earned his BA in Business Administration from University of California at Berkley.

Mr. Mineta will receive an annual compensation of $250,000 payable in cash and equity. This compensation recognizes his tremendous stature and experience in the international business community. Mr. Mineta will also serve as Chair of the Nominations Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: August 9, 2010	By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer